Exhibit 5

Exhibit 5

December 22,  2025

The Board of Directors of

Graybar Electric Company, Inc.

                   and

K. M. Mazzarella, D. A. Bender, R. H.  Harvey and W. P. Mansfield, as Voting Trustees under the Voting Trust Agreement, dated as of March 3, 2017

34 North Meramec Avenue

St. Louis, Missouri  63105

Ladies and Gentlemen:

We refer to (i) the Voting Trust Agreement, to be dated as of March 6, 2026 (the “Voting Trust Agreement”), and entered into by Graybar Electric Company, Inc., a New York corporation (the “Company”), the Voting Trustees under the Voting Trust Agreement and the participating holders of the Common Stock, par value $1.00 per share (“Common Stock”), of the Company, and (ii) the Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission’’) under the Securities Act of 1933, as amended (the “Act’’).  The Registration Statement covers the offering of up to a maximum of 34,000,000 Voting Trust Interests (the “Voting Trust Interests”) to be issued pursuant to the Voting Trust Agreement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement; and
(ii)	the form of Voting Trust Agreement included in the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company and such other corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a

The Board of Directors of

Graybar Electric Company, Inc.

Voting Trustees

December 22, 2025

basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications and limitations set forth herein, we are of the opinion that (i) when executed by the Company, the Voting Trustees and one or more participating holders of the Common Stock (or their duly authorized agent),  the Voting Trust Agreement will constitute the valid and binding obligation of the Company, and (ii) the Voting Trust Interests will be, when issued in accordance with the provisions of the Voting Trust Agreement, validly issued.

Our opinions herein reflect only the application of applicable New York State law and applicable federal laws of the United States of America.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof.  We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Voting Trust Interests.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP